Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dogwood Therapeutics, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2025	/s/ Greg Duncan	Chief Executive Officer and Chairman of the Board
	Greg Duncan	(Principal Executive Officer)

March 31, 2025	/s/ Angela Walsh	Chief Financial Officer, Corporate Secretary and Treasurer (Principal Financial and Accounting Officer)
Angela Walsh

A signed original of this written statement required by Section 906 has been provided to Dogwood Therapeutics, Inc. and will be retained by Dogwood Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.